Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our auditors’ report dated February 13, 2008 on the financial statements of SuperCom Asia Pacific Limited for the year ended December 31, 2007 in the Annual Report (Form 20-F) of Vuance Ltd filed with the United States Securities and Exchange Commission.

PKF
Certified Public Accountants
Hong Kong, China

June 26, 2008